Exhibit 10.11

HOSPIRA 401(k) SUPPLEMENTAL PLAN

SECTION 1
INTRODUCTION

1-1.                             HISTORY AND PURPOSE.  Pursuant to a Separation and Distribution Agreement by and between Abbott Laboratories (“Abbott”) and Hospira, Inc.  (“Hospira”) dated as of April 12, 2004, Abbott distributed as a dividend to its shareholders all of the outstanding shares of common stock, par value $0.01 per share, of Hospira, together with the associated preferred stock purchase rights, owned by Abbott (the “Distribution”).  In connection with the Distribution, Hospira established the Hospira 401(k) Retirement Savings Plan (the “401(k) Plan”) and certain assets and liabilities were transferred from the Abbott Laboratories Stock Retirement Plan (the “Abbott SRP”) to the 401(k) Plan with respect to certain persons who were transferred from employment with Abbott to employment with Hospira in connection or contemporaneously with the Distribution (“Transferred Employees”).  In connection with the Distribution, Abbott retained all liabilities with respect to the Abbott Laboratories 401(k) Supplemental Plan (the “Abbott KSP”).  This Hospira 401(k) Supplemental Plan (the “Plan”) is being established by Hospira to provide Transferred Employees a limited opportunity to continue to accumulate capital for their retirement or other termination of employment in excess of the contributions allowed under the 401(k) Plan.

1-2.                             EFFECTIVE DATE AND AUTOMATIC TERMINATION.  The Plan shall be effective as of May 1, 2004.  The Plan shall immediately terminate as of December 31, 2004 without any further action of any person.

1-3.                             ADMINISTRATION.  The Plan shall be administered by the Compensation Committee (the “Committee”) appointed by the Board of Directors of Hospira (the “Board of Directors”).

SECTION 2
ELIGIBILITY AND PARTICIPATION

2-1.                             PERSONS ELIGIBLE TO PARTICIPATE.  Participation in the Plan shall be limited to employees who are Transferred Employees and who, immediately prior to the Distribution, were participants in the Abbott KSP.  Notwithstanding any other provision of the Plan, in no event shall a participant be permitted to make pre-tax contributions under the Plan unless and until the participant has made contributions under the 401(k) Plan equal to the maximum elective deferrals permitted under section 402(g) of the Internal Revenue Code of 1986, as amended (the “Code”), or the maximum elective contributions permitted under the terms of the 401(k) Plan.

2-2.                             PARTICIPANT.  An eligible employee may elect to participate in the Plan by electing to have contributions made on the employee’s behalf as provided in Section 5.

SECTION 3
EMPLOYEE CONTRIBUTIONS

3-1.                             ALLOWABLE CONTRIBUTIONS.  An eligible employee may elect to have his employer make “pre-tax contributions” on his behalf in an amount not greater than 18% in total of his compensation in any calendar year for services rendered to his employer.  A pre-tax contribution made by an employer on behalf of a participant shall reduce the participant’s compensation at the time of payment of such compensation.  Subject to the terms and conditions of the Plan, each election hereunder shall be in writing, and shall be in multiples of 1% of compensation.  For purposes of determining whether the limitations of this subsection 3-1 are satisfied for 2004, pre-tax contributions made under the Abbott KSP prior to the Distribution shall be treated as made under the Plan.

3-2.                             COMPENSATION.  A participant’s “compensation” shall have the same meaning as that term is used in section 15.13 of the 401(k) Plan.

3-3.                             MAXIMUM EMPLOYEE CONTRIBUTIONS.  In no event shall the sum of:

(a)                                  the participant’s total contributions and pre-tax contributions made under the 401(k) Plan (“401(k) plan contributions”); plus

(b)                                 the participant’s total pre-tax contributions made under the Plan;

for any calendar year, exceed 18% of the employee’s compensation for such year.  In the event the limitation described in this subsection 3-3 would be exceeded for any participant, the participant’s pre-tax contributions made under this Plan shall be reduced until the limit is not exceeded.  For purposes of determining  the limitation described in this subsection 3-3 for 2004, total contributions and pre-tax contributions made under the Abbott SRP prior to the Distribution shall be treated as made under the 401(k) Plan and pre-tax contributions made under the Abbott KSP prior to the Distribution shall be treated as made under the Plan.

SECTION 4
EMPLOYER CONTRIBUTIONS

For the 2004 calendar year, Hospira shall make a contribution on behalf of each participant in the Plan who makes pre-tax contributions under the Plan during such year at the rate of two percent (2%) of compensation in excess of the limit in effect for such year under Code Section 401(a)(17).  Such employer contribution shall be in an amount equal to the contribution the participant would have received under section 3.6 of the 401(k) Plan with respect to such pre-tax contributions had such pre-tax contributions been made under section 3.2 of the 401(k) Plan.  A participant who suspends his pre-tax contributions to the Plan during any calendar year shall receive an employer contribution under this Section 4 based on the basic contributions made by the participant during such year.  For purposes of determining whether a participant’s compensation exceeds the limit of Code Section 401(a)(17) for the 2004 calendar year, compensation paid to the participant by Abbott prior to the Distribution shall be taken into account and aggregated with compensation paid to the participant by Hospira after the Distribution.

SECTION 5
ELECTIONS

5-1.                             ELECTIONS PROCEDURES.  Except as provided in subsection 5-2, a participant’s election with respect to pre-tax contributions in effect under the Abbott KSP immediately prior to the Distribution shall continue in effect under this Plan from and after the effective date hereof as though made hereunder and the participant shall not be permitted to revoke such election.

5-2.                             LIMITED CHANGES.  A participant who has an election in effect under subsection 5-1 may increase or decrease such pre-tax contributions during 2004 by filing a written election with the Committee.  A participant may make no more than two such elections under this subsection 5-2 during such calendar year and any such elections made under the Abbott KSP prior to the Distribution shall be deemed to have been made pursuant to this subsection 5-2.  Any election filed under this subsection 5-2 shall become effective for compensation earned no earlier then the first payroll period commencing after receipt of the election by the Committee.  Any election filed under this subsection 5-2 shall remain in effect for compensation earned during the remainder of such calendar year unless changed by a subsequent election under this subsection 5-2.

SECTION 6
FUNDING EMPLOYER AND EMPLOYEE CONTRIBUTIONS

Each participant’s pre-tax contributions and employer contributions shall be retained by Hospira and shall be credited to a Deferred Account established under subsection 7-1.

SECTION 7
ACCOUNTING

7-1.                             SEPARATE ACCOUNTS.  The Committee shall maintain a bookkeeping account (a “Deferred Account”) in the name of each participant which shall be comprised of any pre-tax contributions made on behalf of the participant under subsection 3-1 and any employer contributions made on behalf of the participant under Section 4.

7-2.                             DESIGNATION OF BENEFICIARIES.  Subject to the conditions and limitations set forth below, each participant, and after a participant’s death, each primary beneficiary designated by a participant in accordance with the provisions of this subsection 7-2, shall have the right from time to time to designate a primary beneficiary or beneficiaries and, successive or contingent beneficiary or beneficiaries to receive unpaid amounts from the participant’s Deferred Account under the Plan.  Beneficiaries may be a natural person or persons or a fiduciary, such as a trustee of a trust or the legal representative of an estate.  Any such designation shall take effect upon the death of the participant or such beneficiary, as the case may be, or in the case of any fiduciary beneficiary, upon the termination of all of its duties (other than the duty to dispose of the right to receive amounts remaining to be paid under the Plan).  The conditions and limitations relating to the designation of beneficiaries are as follows:

(a)                                  A nonfiduciary beneficiary shall have the right to designate a further beneficiary or beneficiaries only if the original participant or the next preceding primary beneficiary, as the case may be, shall have expressly so provided in writing; and

(b)                                 A fiduciary beneficiary shall designate as a further beneficiary or beneficiaries only those persons or other fiduciaries who are entitled to receive the amounts payable from the participant’s account under the trust or estate of which it is a fiduciary.

Any beneficiary designation or grant of any power to any beneficiary under this subsection may be exercised only by an instrument in writing, executed by the person making the designation or granting such power and filed with the Secretary of Hospira during such person’s lifetime or prior to the termination of a fiduciary’s duties.  If a deceased participant or a deceased nonfiduciary beneficiary who had the right to designate a beneficiary as provided above dies without having designated a further beneficiary, or if no beneficiary designated as provided above is living or qualified and acting, the Committee, in its discretion, may direct distribution of the amount remaining from time to time to either:

(i)                                     any one or more or all of the next of kin (including the surviving spouse) of the participant or the deceased beneficiary, as the case may be, and in such proportions as the Committee determines; or

(ii)                                  the legal representative of the estate of the deceased participant or deceased beneficiary as the case may be.

Any beneficiary designation in effect with respect to a participant under the Abbott KSP immediately prior to the effective date shall remain in effect under the Plan as though made hereunder until changed by the participant in accordance with the provisions of this subsection 7.4.

7-3.                             NON-ASSIGNABILITY AND FACILITY OF PAYMENT.  Amounts payable to participants and their beneficiaries under the Plan are not in any way subject to their debts and other obligations, and may not be voluntarily or involuntarily sold, transferred or assigned; provided that the preceding provisions of this section shall not be construed as restricting in any way a designation right granted to a beneficiary pursuant to the terms of subsection 7-2.  When a participant or the beneficiary of a participant is under legal disability, or in the Committee’s opinion is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct that payments shall be made to the participant’s or beneficiary’s legal representative, or to a relative or friend of the participant or beneficiary for the benefit of the participant or beneficiary, or the Committee may direct the payment or distribution for the benefit of the participant or beneficiary in any manner that the Committee determines.

7-4.                             PAYER OF AMOUNTS ALLOCATED TO PARTICIPANTS.  Any employer contribution made on behalf of a participant in the Plan and any interest credited thereto (and to other contributions) will be paid by the employer (or such employer’s successor) by whom the participant was employed during the calendar year for which any amount was allocated, and for that purpose, if a participant shall have been employed by two or more employers during any calendar year the amount allocated under this Plan for that year shall be an obligation of each of the respective employers in proportion to the respective amounts of compensation paid by each of them in that calendar year.

7-5.                             MANNER OF PAYMENT.  All pre-tax contributions and employer contributions, less the approximate aggregate federal, state and local individual income taxes (determined as set forth below), shall be paid to Abbott by Hospira as soon as practicable after the last complete payroll period of the calendar quarter in which the contributions were made.  Abbott will contribute such amount to a Grantor Trust established by the applicable participant in accordance with the Abbott KSP.  Hospira shall pay to the participant an amount equal to the approximate aggregate federal, state and local individual income taxes (determined as set forth below).  Upon Hospira’s payment of the foregoing amounts, Hospira’s obligations under and with respect to participants and all other persons with respect to such contributions  shall be satisfied in full.  For purposes of determining the approximate federal, state and local individual income taxes for a participant for purposes of this subsection 7-5, the participant’s federal income tax rate shall be deemed to be the highest marginal rate of federal individual income tax in effect in the calendar year in which a calculation under this subsection 7-5 is to be made, and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the participant’s residence on the date such a calculation is made, net of any federal tax benefits.

SECTION 8
MISCELLANEOUS

8-1.                             RULES.  The Committee may establish such rules and regulations as it may consider necessary or desirable for the effective and efficient administration of the Plan.

8-2.                             TAXES.  Any employer shall be entitled, if necessary or desirable, to pay, or withhold the amount of any federal, state or local tax, attributable to any amounts payable by it under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and may defer making payment of any amount with respect to which any such tax question may be pending unless and until indemnified to its satisfaction.

8-3.                             RIGHTS OF PARTICIPANTS.  Employment rights of participants with Hospira and its subsidiaries shall not be enlarged or affected by reason of establishment of or inclusion as a participant in the Plan.  Nothing contained in the Plan shall require Hospira or any subsidiary to segregate or earmark any assets, funds or property for the purpose of payment of any amounts which may have been deferred.  The Deferred Accounts established pursuant to subsection 7-1 are for the convenience of the administration of the Plan and no trust relationship with respect to such Accounts is intended or should be implied.  Participant’s rights shall be limited to payment to them at the time or times and in such amounts as are contemplated by the Plan.  Any decision made by the Committee which is within its sole and uncontrolled discretion, shall be conclusive and binding upon all persons whomsoever.

8-4.                             GENDER.  For purposes of the Plan, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

8-5.                             MANNER OF ACTION BY COMMITTEE.  A majority of the members of the Committee qualified to act on any particular question may act by meeting or by writing signed without meeting, and may execute any instrument or document required or delegate to one of its members authority to sign.  The Committee from time to time may delegate the performance of certain ministerial functions in connection with the Plan, such as the keeping of records, to such person or persons as the Committee may select.  Except as otherwise expressly provided in the Plan, the costs of administration of the Plan will be paid by Hospira.  Any notice required to be given to, or any document required to be filed with the Committee, will be properly given or filed if mailed or delivered in writing to the Secretary of Hospira.

8-6.                             RELIANCE UPON ADVICE.  The Board of Directors and the Committee may rely upon any information or advice furnished to it by any Officer of Hospira or by Hospira’s independent auditors, or other consultants, and shall be fully protected in relying upon such information or advice.  No member of the Board of Directors or the Committee shall be liable for any act or failure to act on their part, excepting only any acts done or omitted to be done in bad faith, nor shall they be liable for any act or failure to act of any other member.

SECTION 9
AMENDMENT, TERMINATION AND CHANGE OF
CONDITIONS RELATING TO PAYMENTS

The Plan will be effective from its effective date until December 31, 2004.  The Board of Directors reserves the right to amend the Plan from time to time and to terminate the Plan at any time.  No such amendment or any termination of the Plan shall reduce any fixed or contingent obligations which shall have arisen under the Plan prior to the date of such amendment or termination.

TABLE OF CONTENTS

SECTION 1	INTRODUCTION
1-1.	HISTORY AND PURPOSE
1-2.	EFFECTIVE DATE AND AUTOMATIC TERMINATION
1-3.	ADMINISTRATION
SECTION 2	ELIGIBILITY AND PARTICIPATION
2-1.	PERSONS ELIGIBLE TO PARTICIPATE
2-2.	PARTICIPANT
SECTION 3	EMPLOYEE CONTRIBUTIONS
3-1.	ALLOWABLE CONTRIBUTIONS
3-2.	COMPENSATION
3-3.	MAXIMUM EMPLOYEE CONTRIBUTIONS
SECTION 4	EMPLOYER CONTRIBUTIONS
SECTION 5	ELECTIONS
5-1.	ELECTIONS PROCEDURES
5-2.	LIMITED CHANGES
SECTION 6	FUNDING EMPLOYER AND EMPLOYEE CONTRIBUTIONS
SECTION 7	ACCOUNTING
7-1.	SEPARATE ACCOUNTS
7-2.	DESIGNATION OF BENEFICIARIES
7-3.	NON-ASSIGNABILITY AND FACILITY OF PAYMENT
7-4.	PAYER OF AMOUNTS ALLOCATED TO PARTICIPANTS
7-5.	MANNER OF PAYMENT
SECTION 8	MISCELLANEOUS
8-1.	RULES
8-2.	TAXES
8-3.	RIGHTS OF PARTICIPANTS
8-4.	GENDER
8-5.	MANNER OF ACTION BY COMMITTEE
8-5.	RELIANCE UPON ADVICE

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SECTION 9	AMENDMENT, TERMINATION AND CHANGE OF CONDITIONS RELATING TO PAYMENTS

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